Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that Amendment No. 1 to the Statement on Schedule 13D, and all amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: February 23, 2007

NEWPORT GLOBAL OPPORTUNITIES FUND LP

	By:	Newport Global Opportunities GP LP, its general partner

	By:	Newport Global Opportunities GP LLC, its general partner

	By:	Newport Global Advisors LP, its managing member

		By:	/s/ Timothy T. Janszen
		Name:	Timothy T. Janszen
		Title:	Chief Executive Officer

NEWPORT GLOBAL OPPORTUNITIES GP LP

	By:	Newport Global Opportunities GP LLC, its general partner

	By:	Newport Global Advisors LP, its managing member

		By:	/s/ Timothy T. Janszen
		Name:	Timothy T. Janszen
		Title:	Chief Executive Officer

NEWPORT GLOBAL OPPORTUNITIES GP LLC

	By:	Newport Global Advisors LP, its managing member

		By:	/s/ Timothy T. Janszen
		Name:	Timothy T. Janszen
		Title:	Chief Executive Officer

NEWPORT GLOBAL ADVISORS LP

		By:	/s/ Timothy T. Janszen
		Name:	Timothy T. Janszen
		Title:	Chief Executive Officer

NEWPORT GLOBAL ADVISORS LLC

		By:	/s/ Timothy T. Janszen
		Name:	Timothy T. Janszen
		Title:	Chief Executive Officer